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                                    EXHIBIT 5

                        OPINION OF CHAMBERLAIN, HRDLICKA,
                            WHITE, WILLIAMS & MARTIN




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                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

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
                                                 ATTORNEYS AT LAW

   BYRON L. WILLEFORD                       1200 SMITH STREET, SUITE 1400                                   HOUSTON
      SHAREHOLDER                             HOUSTON, TEXAS 77002-4310                                     ATLANTA
DIRECT DIAL (713) 658-2564                (713) 658-1818     (800) 342-5829                                SAVANNAH
                                               (713) 658-2553 (FAX)
                                               chwwm@sam.neosoft.com
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                                November 26, 2001

Team, Inc.
200 Hermann Drive
Alvin, Texas 77511

Gentlemen:

         You have requested that we furnish to you our legal opinion with respect to the legality of 170,000 shares of common stock, par value $0.30 per share, of Team, Inc. (the "Company") covered by a Form S-8 Registration Statement filed with the Securities and Exchange Commission by the Company near the date hereof, for the purpose of registering the above common stock under the Securities Act of 1933. Of the above common stock, 50,000 shares are subject to issuance pursuant to the exercise of stock purchase options by certain officers of the Company acquired pursuant to the Team, Inc. Officers Restricted Stock Option Plan ("Plan"), and a total of 120,000 share are subject to issuance under the two stock option agreements covered by the subject S-8.

         We are furnishing in this letter our legal opinion concerning the above. In connection with this opinion, we have examined the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the Plan, the two stock option agreements mentioned above, applicable Board of Directors resolutions of the Company, the above Registration Statement, the applicable statutes of the State of Texas, and such other documents and records which we deemed relevant in order to render this opinion.

         Based upon the foregoing, it is our opinion that:

         1. The Company was duly and validly organized and is validly existing in good standing as a corporation under the laws of the State of Texas.

         2. When sold and issued in accordance with the Plan, the above stock option agreements and the above Registration Statement and Prospectus thereunder, the above 120,000 shares of the Company's common stock will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of our name wherever it appears therein.

                                             Very truly yours,

                                             CHAMBERLAIN, HRDLICKA, WHITE,
                                               WILLIAMS & MARTIN, P.C.

                                             /s/ BYRON L. WILLEFORD

                                             By:  Byron L. Willeford